Execution Version

Exhibit 10.3

COLLATERAL AGREEMENT

dated as of September 14, 2021

by and among

RUSH ENTERPRISES, INC.,
as Holdings

and

RUSH TRUCK CENTERS OF ALABAMA, INC.,
RUSH TRUCK CENTERS OF ARIZONA, INC.,
RUSH TRUCK CENTERS OF CALIFORNIA, INC.,
RUSH MEDIUM-DUTY TRUCK CENTERS OF CALIFORNIA, INC.,
RUSH TRUCK CENTERS OF COLORADO, INC.,
RUSH MEDIUM DUTY TRUCK CENTERS OF COLORADO, INC.,
RUSH TRUCK CENTERS OF FLORIDA, INC.,
RUSH TRUCK CENTERS OF GEORGIA, INC.,
RUSH TRUCK CENTERS OF IDAHO, INC.,
RUSH TRUCK CENTERS OF INDIANA, INC.,
RUSH TRUCK CENTERS OF ILLINOIS, INC.,
RUSH TRUCK CENTERS OF KANSAS, INC.,
RUSH TRUCK CENTERS OF KENTUCKY, INC.,
RUSH TRUCK CENTERS OF MISSOURI, INC.,
RUSH TRUCK CENTERS OF NEBRASKA, INC.,
RUSH TRUCK CENTERS OF NEVADA, INC.,
RUSH TRUCK CENTERS OF NEW MEXICO, INC.,
RUSH TRUCK CENTERS OF NORTH CAROLINA, INC.,
RUSH TRUCK CENTERS OF OHIO, INC.,
RUSH TRUCK CENTERS OF OKLAHOMA, INC.,
RUSH TRUCK CENTERS OF PENNSYLVANIA, INC.,
RUSH TRUCK CENTERS OF TENNESSEE, INC.,
RUSH TRUCK CENTERS OF UTAH, INC.,
RUSH TRUCK CENTERS OF VIRGINIA, INC.

RIG TOUGH, INC.,

LOS CUERNOS, INC.,

AIRUSH, INC.,

RUSH TRUCK LEASING, INC.,

RUSH ADMINISTRATIVE SERVICES, INC.

and
RUSH TRUCK CENTERS OF TEXAS, L.P.,
as Borrowers

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

SCHEDULES:

Schedule 3.3	Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Chief Executive Office and other Locations
Schedule 3.5	Chattel Paper
Schedule 3.6	Commercial Tort Claims
Schedule 3.11	Instruments

COLLATERAL AGREEMENT (this “Agreement”), dated as of September 14, 2021, by and among RUSH ENTERPRISES, INC., a Texas corporation (“Holdings”), RUSH TRUCK CENTERS OF ALABAMA, INC., RUSH TRUCK CENTERS OF ARIZONA, INC., RUSH TRUCK CENTERS OF CALIFORNIA, INC., RUSH MEDIUM-DUTY TRUCK CENTERS OF CALIFORNIA, INC., RUSH TRUCK CENTERS OF COLORADO, INC., RUSH MEDIUM DUTY TRUCK CENTERS OF COLORADO, INC., RUSH TRUCK CENTERS OF FLORIDA, INC., RUSH TRUCK CENTERS OF GEORGIA, INC., RUSH TRUCK CENTERS OF IDAHO, INC., RUSH TRUCK CENTERS OF INDIANA, INC., RUSH TRUCK CENTERS OF ILLINOIS, INC., RUSH TRUCK CENTERS OF KANSAS, INC., RUSH TRUCK CENTERS OF KENTUCKY, INC., RUSH TRUCK CENTERS OF MISSOURI, INC., RUSH TRUCK CENTERS OF NEBRASKA, INC., RUSH TRUCK CENTERS OF NEVADA, INC., RUSH TRUCK CENTERS OF NEW MEXICO, INC., RUSH TRUCK CENTERS OF NORTH CAROLINA, INC., RUSH TRUCK CENTERS OF OHIO, INC., RUSH TRUCK CENTERS OF OKLAHOMA, INC., RUSH TRUCK CENTERS OF PENNSYLVANIA, INC., RUSH TRUCK CENTERS OF TENNESSEE, INC., RUSH TRUCK CENTERS OF UTAH, INC., RUSH TRUCK CENTERS OF VIRGINIA, INC., RIG TOUGH, INC., LOS CUERNOS, INC., AIRUSH, INC., RUSH TRUCK LEASING, INC., and RUSH ADMINISTRATIVE SERVICES, INC., each a Delaware corporation, and RUSH TRUCK CENTERS OF TEXAS, L.P., a Texas limited partnership (each a “Borrower” and collectively, the “Borrowers”) and any Additional Grantor (as defined below) who may become party to this Agreement (such Additional Grantors, collectively with the Borrowers and Holdings, the “Grantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties.

STATEMENT OF PURPOSE

Pursuant to the Credit Agreement dated as of the date hereof by and among Holdings, the Borrowers, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders have agreed to make Extensions of Credit to the Borrowers upon the terms and subject to the conditions set forth therein.

Pursuant to the terms of the Guaranty Agreement of even date herewith, Holdings has guaranteed the payment and performance of the Secured Obligations.

It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent, for the benefit of the Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1     Terms Defined in the Uniform Commercial Code.

(a)    Terms defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.

(b)    If any term used herein has a meaning assigned to it in the UCC and such term is defined in Article 9 of the UCC differently than how such term is defined in another Article of the UCC such term shall have the meaning assigned thereto in Article 9 of the UCC.

SECTION 1.2     Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“Additional Grantor” means each Domestic Subsidiary that hereafter becomes a Grantor pursuant to Section 7.17.

“Administrative Agent” has the meaning assigned thereto in the Preamble to this Agreement.

“Agreement” has the meaning assigned thereto in the Preamble to this Agreement.

“Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15 and 31 U.S.C. Section 3727), including all regulations promulgated thereunder.

“Borrower” or “Borrowers” has the meaning assigned thereto in the Preamble to this Agreement.

“Collateral” has the meaning assigned thereto in Section 2.1.

“Company Vehicles” means trucks, trailers, semi-trailers, tractors, vans, cars, pick-up trucks, other vehicles, chassis and glider kits, wherever located, together with all attachments, accessories, exchanges and additions thereto (including replacement parts installed therein or repairs thereto), in each case, owned and utilized by any Grantor in the normal course of business and not constituting Vehicle Inventory.

“Copyright License” means any written agreement now or hereafter in existence naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule 3.8, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means, collectively, all of the following of any Grantor: (a) all copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, including, without limitation, those listed on Schedule 3.8 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Credit Agreement” has the meaning assigned thereto in the Statement of Purpose to this Agreement.

“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Excluded Assets” means, with respect to any Grantor, the following:

(a)    any real property owned by such Grantor;

(b)    any leasehold interests in real property leased by such Grantor;

(c)    any contract, lease, license or agreement to which such Grantor is a party or any property that is subject to a purchase money Lien or a Capital Lease Obligation permitted under the Loan Documents (any of the foregoing, an “arrangement”), in each case, to the extent that the creation of a Lien on such assets would, under the express terms of such arrangement pursuant to which such Lien is granted (or the document or other arrangement providing for such Capital Lease Obligation) and such arrangement was not entered into in contemplation of this Agreement and the other Loan Documents, result in (i) a breach of the terms of, or constitute a default under, such arrangement, (ii) the abandonment, invalidation or unenforceability of any material right, title or interest of such Grantor therein, (iii) require the consent of a Person other than any Credit Party, its Subsidiaries or any Affiliate thereof which has not be obtained or (iv) create a right of termination in favor of any other party thereto (other than the Credit Parties and their respective Subsidiaries) (in each case, other than to the extent that any such term has been waived or would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other Applicable Law);

(d)    any property or asset of such Grantor, to the extent the granting of a Lien therein is prohibited by Applicable Law or would require the consent of any Person, other than any Credit Party, its Subsidiaries or any Affiliate thereof, which has not been obtained (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other Applicable Law);

(e)    any Equity Interests held by any Grantor;

(f)    any United States federal “intent to use” trademark applications to the extent that, and solely during the period that, the grant of a security interest therein would impair the validity or enforceability or render void or result in the cancellation of, any registration issued as a result of such “intent to use” trademark application under Applicable Law; provided that upon the submission and acceptance by the PTO of an amendment to allege or a verified statement of use pursuant to 15 U.S.C. Section 1060, such “intent to use” trademark application shall cease to constitute Excluded Assets;

(g)    any Deposit Accounts or Securities Accounts of any Grantor;

(h)    any obligation or property of any kind due from, owed by or belonging to any Sanctioned Person;

(i)    any margin stock (as such term is defined or used, directly or indirectly, in Regulation U of the FRB);

(j)    any assets of such Grantor where the Administrative Agent and the Borrowers determine that the cost of obtaining or perfecting a Lien in such assets is excessive in relation to the value afforded thereby;

(k)    the “Collateral,” as such term is defined in the Floor Plan Agreement as of the date hereof; and

(l)    vehicles financed by, and encumbered by Liens securing, Permitted Leasing Fleet Debt.

Notwithstanding the foregoing, (x) Excluded Assets shall not include the Proceeds, products, substitutions or replacements of any Excluded Assets (except to the extent that such Proceeds, products, substitutions or replacements shall themselves constitute Excluded Assets) and (y) in the event that any limitation, restriction or exclusion under clauses (a) through (l) above cease to exist (or any required consent shall have been obtained), then such Excluded Assets shall immediately and automatically be deemed at all times thereafter constitute Collateral without any further action hereunder.

“Excluded Perfection Action” means, collectively, (a) any filings or other actions in any jurisdiction outside of the United States or required by the Applicable Law of any jurisdiction outside of the United States (including any execution or delivery of any security or pledge agreement governed by the laws of any jurisdiction outside of the United States) to create or perfect any security interest in assets, (b) any requirement to obtain bailee waivers, landlord waivers, estoppels or collateral access letters and (c) any other perfection action as to which the Administrative Agent and Holdings reasonably determine that the costs of such perfection action with respect to such assets are excessive in relation to the value of the security or other benefit afforded thereby.

“Grantors” has the meaning assigned thereto in the Preamble of this Agreement.

“Intellectual Property” means, collectively, all of the following of any Grantor: (a) all systems software and applications software, all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operating manuals, and all formulas, processes, ideas and know-how embodied in any of the foregoing, (b) concepts, discoveries, improvements and ideas, know-how, technology, reports, design information, trade secrets, practices, specifications, test procedures, maintenance manuals, research and development, (c) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses, and (d) other licenses to use any of the items described in the foregoing clauses (a), (b) and (c).

“Patent License” means any written agreement now or hereafter in existence providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3.8.

“Patents” means collectively, all of the following of any Grantor: (a) all patents, all inventions and patent applications anywhere in the world, including, without limitation, those listed on Schedule 3.8, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“PTO” means the United States Patent and Trademark Office.

“Security Interests” means the security interests granted pursuant to Article II, as well as all other security interests created or assigned as additional security for any of the Secured Obligations pursuant to the provisions of any Loan Document.

“Titled Collateral” means all Collateral for which the title to such Collateral is governed by a Certificate of Title or certificate of ownership, including, without limitation, all Company Vehicles.

“Trademark License” means any written agreement now or hereafter in existence providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.8.

“Trademarks” means, collectively, all of the following of any Grantor: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, logos, other business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each application to register any trademark or service mark prior to the filing under Applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, including, without limitation, those listed on Schedule 3.8, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

“Vehicle Inventory” means Inventory consisting of trucks, trailers, semi-trailers, tractors, vans, cars, pick-up trucks, other vehicles, chassis and glider kits, wherever located, together with all attachments, accessories, exchanges and additions to (including replacement parts installed in or repairs to) any such Inventory.

SECTION 1.3     Other Definitional Provisions.

(a)    Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement.

(b)    The terms of Sections 1.2, 1.6 and 12.14 of the Credit Agreement are incorporated herein by reference as if fully set forth herein; provided that references therein to “Agreement” shall mean this Agreement.

(c)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II

SECURITY INTEREST

SECTION 2.1     Grant of Security Interest. Each Grantor hereby grants and pledges to the Administrative Agent, for the benefit of itself and the other Secured Parties, a continuing security interest in, all of such Grantor’s right, title and interest in the following property and such Grantor’s power to transfer rights in such property, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, or the power to transfer rights therein, and wherever located or deemed located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a)    all Accounts;

(b)    all cash and currency;

(c)    all Chattel Paper;

(d)    all Commercial Tort Claims identified on Schedule 3.6;

(e)    all Company Vehicles;

(f)    all Documents;

(g)    all Equipment;

(h)    all Fixtures;

(i)    all General Intangibles;

(j)    all Instruments;

(k)    all Intellectual Property;

(l)    all Inventory, including, without limitation, all Parts Inventory;

(m)    all Letter-of-Credit Rights;

(n)    all other Goods not otherwise described above;

(o)    all books and records pertaining to the Collateral; and

(p)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Accessions to any of the foregoing and all collateral security and Supporting Obligations given by any Person with respect to any of the foregoing;

provided, that (i) the term “Collateral” shall not include, and no Lien or security interest shall be granted or shall attach to, any Excluded Assets, (ii) the payment and performance of the Secured Obligations shall not be secured by any Secured Hedge Agreement between any Grantor and any Secured Party and (iii) this Agreement shall not be construed as an assignment of any Intellectual Property.

SECTION 2.2     Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable to perform all of its duties and obligations under the contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) the Administrative Agent and each other Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, and shall not be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any other Secured Party shall have any liability in contract or tort for any Grantor’s acts or omissions.

SECTION 2.3     Security Interest Absolute.

(a)    All rights of the Administrative Agent and the other Secured Parties and the Liens and Security Interests hereunder, and all of the Secured Obligations of the Grantors hereunder to the extent permitted by Applicable Law, shall be absolute and unconditional, irrespective of, and unaffected by:

(i)    the genuineness, legality, validity, regularity, enforceability or any future amendment or modification of, or change in, or supplement to, the Credit Agreement, any other Loan Document, any Secured Hedge Agreement, any Secured Cash Management Agreement or any other agreement, document or instrument to which any Grantor or any of their respective Subsidiaries or Affiliates is or may become a party (including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise);

(ii)    any extension or waiver of the time for performance by any Grantor or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document, a Secured Cash Management Agreement or a Secured Hedge Agreement, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(iii)    the taking and holding of security or collateral for the payment of the Secured Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the other Secured Parties have been granted a Lien, to secure any Indebtedness of any Grantor or any other guarantor to the Administrative Agent or the other Secured Parties;

(iv)    the release of anyone who may be liable in any manner for the payment of any amounts owed by any Grantor to the Administrative Agent or any other Secured Party;

(v)    any action under or in respect of the Credit Agreement, any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges (including any manner of sale, disposition or any application of any sums by whomever paid or however realized to any Secured Obligations owing by any Grantor to the Administrative Agent or any other Secured Party in such manner as the Administrative Agent or any other Secured Party shall determine in its reasonable discretion);

(vi)    the absence of any action to enforce this Agreement, any other Loan Document, any Secured Cash Management Agreement or Secured Hedge Agreement or the waiver or consent by the Administrative Agent or any other Secured Party with respect to any of the provisions of this Agreement, the Credit Agreement, any other Loan Document, any Secured Cash Management Agreement or Secured Hedge Agreement;

(vii)    the existence, value or condition of, or failure to perfect its Lien against, any Collateral or any other security for or guaranty of the Secured Obligations or any action, or the absence of any action, by the Administrative Agent or any other Secured Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); and

(viii)    any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the defense of payment in full).

(b)    Each Grantor represents, warrants and agrees that the Secured Obligations and its obligations under this Agreement and the other Loan Documents to which it is a party are not and shall not be subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment in full) against the Administrative Agent, the other Secured Parties or any other Grantor whether now existing or which may arise in the future.

(c)    Each Grantor hereby agrees and acknowledges that the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement, and all dealings among any of the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Secured Parties to make their respective Extensions of Credit to, and/or to enter into Secured Cash Management Agreements and/or Secured Hedge Agreements, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

SECTION 3.1     Perfected Liens.

(a)    Each UCC financing statement naming any Grantor as a debtor and the Administrative Agent as secured party is in appropriate form for filing in the appropriate offices of the states specified on Schedule 3.3 (as such schedule shall be updated from time to time pursuant to Section 4.3) and contains an adequate description of the Collateral for purposes of perfecting a security interest in such Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC. The Security Interests granted pursuant to this Agreement constitute valid and enforceable security interests in all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, subject to Permitted Liens.

(b)    When the aforementioned financing statements shall have been filed in the offices specified in Schedule 3.3, the Security Interest will constitute a perfected security interest in all right, title and interest of the applicable Grantor named as debtor in such financing statement in the Collateral described therein, and the power to transfer rights in such Collateral, in each case to the extent that a security interest therein may be perfected by filing pursuant to the UCC prior to all other Liens and rights of others therein, except for Permitted Liens.

(c)    When the applicable Grantor shall have delivered any Instruments, Tangible Chattel Paper, or money (together with an Effective Endorsement and Assignment in the case of Instruments) to the Administrative Agent, the Security Interest will constitute a perfected security interest in all right, title and interest of the applicable Grantor in such Instruments, Tangible Chattel Paper, or money, and the power to transfer rights in such Instruments, Tangible Chattel Paper, or money, prior to all other Liens and rights of others therein and subject to no adverse claims, except for Permitted Liens.

SECTION 3.2     Title, No Other Liens; Conduct of Business. Except for the Security Interests, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, other than Permitted Liens. No Grantor has Authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Permitted Liens. Except to the extent permitted by Section 4.6, no Collateral is in the possession of, or subject to Control by, any Person asserting any claim thereto or security interest therein, except that a landlord, bailee, warehouseman or any consignee may have possession of such Collateral.

SECTION 3.3     State of Organization; Location of Inventory, Equipment and Fixtures; other Information.

(a)    As of the Closing Date, the exact legal name, taxpayer identification number and, to the extent applicable, Registered Organization number of such Grantor is set forth on Schedule 3.3. As of the Closing Date, such Grantor is a Registered Organization organized under the laws of the state identified on Schedule 3.3 for such Grantor.

(b)    As of the Closing Date, all Collateral consisting of Inventory, Equipment and Fixtures is located at the locations specified on Schedule 3.3, except (i) Inventory which is, in the ordinary course of business, in transit, (ii) Equipment and Inventory in the hands of employees, consultants or customers in the ordinary course of business, including, without limitation, computer equipment, (iii) Equipment out for upfitting or repair, (iv) other Equipment and Inventory with an aggregate value less than $250,000 or (v) as otherwise permitted hereunder.

(c)    As of the Closing Date (i) the principal place of business, chief executive office and office where such Grantor keeps its books and records relating to the Accounts, Documents, General Intangibles and Instruments in which it has any interest is located at the locations specified on Schedule 3.3 under such Grantor’s name, (ii) no Grantor has any other places of business except those separately set forth on Schedule 3.3 under such Grantor’s name and (iii) except as disclosed on Schedule 3.3 under such Grantor’s name, no Grantor has acquired any Person or the Equity Interests of any Person, assets constituting a division or line of business or other assets with a value in excess of $5,000,000 from any Person, other than assets acquired in the ordinary course of such Grantor’s business from a Person engaged in the business of selling goods of such kind, during the past five (5) years.

SECTION 3.4     Accounts; Receivables. To each Grantor’s knowledge, no Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce the Administrative Agent’s rights in the Accounts included in the Collateral, or otherwise, except for defenses, setoffs, claims or counterclaims that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 3.5     Chattel Paper. As of the Closing Date, except as set forth on Schedule 3.5, such Grantor does not hold any Chattel Paper.

SECTION 3.6     Commercial Tort Claims. As of the Closing Date hereof, except as set forth on Schedule 3.6, such Grantor does not hold any Commercial Tort Claims.

SECTION 3.7     Reserved.

SECTION 3.8     Intellectual Property. On the Closing Date, none of the Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor that could reasonably be expected to have a Material Adverse Effect.

SECTION 3.9     Inventory. Except as could not reasonably be expected to have a Material Adverse Effect, Collateral consisting of Inventory is of good and merchantable quality, free from any material defects. To the knowledge of such Grantor, none of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor’s ability to manufacture and/or sell such Inventory.

SECTION 3.10     Titled Collateral. As of the Closing Date, no Person is noted as a lienholder on the Certificate of Title or other certificate of ownership for any Company Vehicle or other Titled Collateral.

SECTION 3.11     Instruments. As of the Closing Date, all Instruments held by such Grantor and all Promissory Notes or other evidence of Indebtedness payable to such Grantor having a face amount in excess of $5,000,000 are listed on Schedule 3.11.

ARTICLE IV

COVENANTS

Until the Secured Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable holders thereof shall have been made and (3) Letters of Credit that have either been Cash Collateralized or as to which arrangements satisfactory to the Issuing Lender have been made) shall have been paid in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 7.2, each Grantor covenants and agrees that:

SECTION 4.1     Maintenance of Perfected Security Interest; Further Information.

(a)    Such Grantor shall maintain the Security Interest created by this Agreement as a first priority perfected Security Interest (subject only to Permitted Liens) and shall defend such Security Interest against the claims and demands of all Persons whomsoever (other than the holders of Permitted Liens). Notwithstanding anything else in this Agreement to the contrary, no Grantor shall be required to take any Excluded Perfection Actions.

(b)    Such Grantor will furnish to the Administrative Agent upon the reasonable request of the Administrative Agent, from time to time, statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection therewith as the Administrative Agent or such Lender may reasonably request, all in reasonable detail.

SECTION 4.2     Maintenance of Insurance. Such Grantor shall maintain insurance covering the Collateral in accordance with the provisions of Section 8.6 of the Credit Agreement.

SECTION 4.3     Changes in Locations; Changes in Name or Structure. No Grantor will change its name, identity, organizational type, jurisdiction of organization or the location of its chief executive office or principal place of business (or the location where any Grantor maintains its books and records relating to Accounts, Documents, General Intangibles and Instruments in which it has any interest) from that identified on Schedule 3.3, unless it has (a) given at least five (5) Business Days’ prior written notice to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion) of such change and (b) delivered to the Administrative Agent (i) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests and (ii) a written supplement to the Schedules of this Agreement.

SECTION 4.4     Required Notifications. Such Grantor shall on each date a Compliance Certificate is to be delivered pursuant to Section 8.2(a) of the Credit Agreement (which time period may be extended by the Administrative Agent in its reasonable discretion by written notice to the Borrower Representative) (a) notify the Administrative Agent, in writing, of the acquisition or ownership by such Grantor of any (i) Commercial Tort Claim in excess of $5,000,000 or (ii) of the items set forth in Section 4.5 with a respective value in excess of the amounts set forth therein, in each case, after the date hereof and (b) in the case of an event described in clause (a) of this Section, deliver to the Administrative Agent a written supplement to the relevant Schedule of this Agreement.

SECTION 4.5     Reserved.

SECTION 4.6     Reserved.

SECTION 4.7     Filing Covenants. Pursuant to Section 9-509 of the UCC and any other Applicable Law, such Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent determines necessary or appropriate to perfect the Security Interests of the Administrative Agent under this Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as “all assets,” “all personal property” or words with similar effect.

SECTION 4.8     Accounts. Other than in the ordinary course of business consistent with its past practice, no Grantor will (i) amend, supplement, modify, extend, compromise, settle, credit or discount any Account or (ii) release, wholly or partially, any Account Debtor, except where such extension, compromise, settlement, release, credit, discount, amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate.

SECTION 4.9     Intellectual Property.

(a)    Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor (either itself or through licensees) (i) will use each registered Trademark (owned by such Grantor) and Trademark for which an application (owned by such Grantor) is pending, to the extent reasonably necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) will maintain products and services offered under such Trademark at a level substantially consistent with the quality of such products and services as of the date hereof, (iii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any way, (iv) will not do any act, or knowingly omit to do any act, whereby any issued Patent owned by such Grantor would reasonably be expected to become forfeited, abandoned or dedicated to the public, (v) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Copyright owned by such Grantor or Copyright for which an application is pending (owned by such Grantor) could reasonably be expected to become invalidated or otherwise impaired and (vi) will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

(b)    Such Grantor will notify the Administrative Agent promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the PTO, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Intellectual Property owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(c)    Each Grantor shall use commercially reasonable efforts, to the extent necessary or reasonably economically desirable in the operation of such Grantor’s business, to protect Intellectual Property owned by any Grantor against any infringement or misappropriation.

SECTION 4.10     Titled Collateral. No Grantor shall permit or cause any Person other than the Administrative Agent to be noted as the lienholder on any Certificate of Title or other certificate of ownership for the Company Vehicles or other Titled Collateral. Upon the request of the Administrative Agent, each Grantor shall (i) cause all Collateral, now owned or hereafter acquired by any Grantor, which under applicable law is required to be registered, to be properly registered in the name of such Grantor, and (ii) cause all Titled Collateral, to be properly titled in the name of such Grantor, and, in the case of any Company Vehicle acquired after the Closing Date, for the purpose of having the Administrative Agent’s Lien noted thereon, deliver the Certificate of Title thereto, together with any other information and documentation reasonably requested by the Administrative Agent.

SECTION 4.11     Further Assurances. Upon the request of the Administrative Agent and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement.

ARTICLE V

REMEDIAL PROVISIONS

SECTION 5.1     General Remedies. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, on behalf of the Secured Parties, enforce against the Grantors their obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement, the other Loan Documents, the Secured Cash Management Agreements, the Secured Hedge Agreements or otherwise. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Applicable Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by Applicable Law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent may disclaim all warranties in connection with any sale or other disposition of the Collateral, including, without limitation, all warranties of title, possession, quiet enjoyment and the like. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any other Secured Party (as determined in a final non-appealable judgment of a court of competent jurisdiction), in each case against whom such claim is asserted. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

SECTION 5.2     Specific Remedies.

(a)    Upon the occurrence and during the continuance of an Event of Default:

(i)    the Administrative Agent may communicate with Account Debtors of any Account subject to a Security Interest and upon the request of the Administrative Agent, each Grantor shall notify (such notice to be in form and substance reasonably satisfactory to the Administrative Agent) its Account Debtors subject to a Security Interest that such Accounts have been assigned to the Administrative Agent, for the benefit of the Secured Parties;

(ii)    in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii)    upon the request of the Administrative Agent, each Grantor shall forward to the Administrative Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Administrative Agent, copies of such checks or any other similar items of payment; and

(iv)    the Administrative Agent shall be entitled to (but shall not be required to): (A) proceed to perform any and all obligations of the applicable Grantor under any contract and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (B) do all other acts which the Administrative Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Credit Agreement, of the other Loan Documents or Applicable Law, and (C) sell, assign or otherwise transfer any contract included in the Collateral in accordance with the Credit Agreement, the other Loan Documents and Applicable Law, subject, however, to the prior approval of each other party to such contract, to the extent required under the contract.

SECTION 5.3     Reserved.

SECTION 5.4     Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Secured Obligations (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements) in accordance with Section 10.4 of the Credit Agreement. Only after (i) the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-610 and Section 9-615 of the UCC and (ii) the payment in full of the Secured Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable holders thereof, as the case may be, shall have been made and (3) Letters of Credit that have been Cash Collateralized or other arrangements with respect thereto have been made that are satisfactory to the Issuing Lender) and the termination of the Commitments, shall the Administrative Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).

SECTION 5.5     Waiver, Deficiency. Each Grantor hereby waives, to the extent permitted by Applicable Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations in full.

ARTICLE VI

THE ADMINISTRATIVE AGENT

SECTION 6.1     Appointment of Administrative Agent as Attorney-In-Fact.

(a)    Each Grantor hereby irrevocably constitutes and appoints each of the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, effective upon the occurrence and during the continuation of an Event of Default, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives each of the Administrative Agent and any officer or agent thereof the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and during the continuance of an Event of Default:

(i)    in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or contract subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or contract subject to a Security Interest or with respect to any other Collateral whenever payable;

(ii)    reserved;

(iii)    pay or discharge taxes and Liens (other than Permitted Liens) levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)    execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)    (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or make demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) license or assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent was the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)    If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.1(a).

(c)    The expenses of the Administrative Agent incurred in connection with actions taken pursuant to the terms of this Agreement shall be payable by such Grantor to the Administrative Agent in accordance with Section 12.3 of the Credit Agreement.

(d)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

SECTION 6.2     Duty of Administrative Agent. The sole duty of Administrative Agent with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. None of the Administrative Agent, any other Secured Party or any of their respective Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the interests of the Administrative Agent and the other Secured Parties in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party or any of their respective Related Parties to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment.

SECTION 6.3     Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting from or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1     Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 12.1 of the Credit Agreement; provided that notices and communications to the Grantors shall be directed to the Grantors, at the address of the Borrower set forth in Section 12.1 of the Credit Agreement.

SECTION 7.2     Amendments, Waivers and Consents. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Section 12.2 of the Credit Agreement.

SECTION 7.3     Expenses, Indemnification, Waiver of Consequential Damages, etc.

(a)    The Grantors, jointly and severally, shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and each other Secured Party in connection with enforcing or preserving any rights under this Agreement to the extent the Borrowers would be required to do so pursuant to Section 12.3 of the Credit Agreement.

(b)    The Grantors, jointly and severally, shall pay and shall indemnify each Indemnitee (which for purposes of this Agreement shall include, without limitation, all Secured Parties) against Indemnified Taxes and Other Taxes to the extent the Borrowers would be required to do so pursuant to Section 5.11 of the Credit Agreement.

(c)    The Grantors, jointly and severally, shall indemnify each Indemnitee to the extent the Borrowers would be required to do so pursuant to Section 12.3 of the Credit Agreement.

(d)    Each Grantor agrees to the provisions of Sections 12.1(b), 12.1(e), 12.3(d) of the Credit Agreement, which are incorporated herein by reference as if fully set forth herein; provided that references therein to “Agreement” shall mean this Agreement.

(e)    All amounts due under this Section 7.3 shall be payable promptly after demand therefor.

(f)    Each party’s obligations under this Section 7.3 shall survive the termination of the Loan Documents and payment of the obligations thereunder.

SECTION 7.4     Right of Setoff. If an Event of Default shall have occurred and while it is continuing, each Secured Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of such Grantor to the same extent a Lender could do so under Section 12.4 of the Credit Agreement. The rights of each Secured Party and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Party or its respective Affiliates may have. Each Secured Party agrees to notify such Grantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 7.5     Governing Law; Jurisdiction; Venue; Service of Process.

(a)    Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)    Submission to Jurisdiction. Each Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether relating to this Agreement or the transactions relating hereto in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(c)    Waiver of Venue. Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1 of the Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

(e)    Appointment of the Borrower Representative as Agent for the Grantors. Each Grantor hereby irrevocably appoints and authorizes the Borrower Representative to act as its agent for service of process and notices required to be delivered under this Agreement or under the other Loan Documents, it being understood and agreed that receipt by the Borrower Representative of any summons, notice or other similar item shall be deemed effective receipt by each Grantor and its Subsidiaries.

SECTION 7.6     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.6.

SECTION 7.7     Injunctive Relief. Each Grantor recognizes that, in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties. Therefore, each Grantor agrees that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 7.8     No Waiver By Course of Conduct; Cumulative Remedies. The enumeration of the rights and remedies of the Administrative Agent and the other Secured Parties set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent or any other Secured Party of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No delay or failure to take action on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. No course of dealing between any Grantor, the Administrative Agent or any Secured Party or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any other Loan Document or to constitute a waiver of any Default or Event of Default.

SECTION 7.9     Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; except that no Grantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the other Lenders (except as otherwise provided by the Credit Agreement).

SECTION 7.10     Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the other Secured Parties are entitled under the provisions of Section 7.3 and any other provision of this Agreement shall continue in full force and effect and shall protect the Administrative Agent and the other Secured Parties against events arising after such termination as well as before.

SECTION 7.11     Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.12     Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement or any document or instrument delivered in connection herewith by facsimile or in electronic (i.e. “pdf” or “tif”) form shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

SECTION 7.13     Integration. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, written or oral, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of the Credit Agreement, the provisions of the Credit Agreement shall control, and in the event of any conflict between the provisions of this Agreement and any other Security Documents, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the other Secured Parties in any other Loan Document shall not be deemed a conflict with this Agreement.

SECTION 7.14     Advice of Counsel; No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SECTION 7.15     Acknowledgements. Each Grantor hereby acknowledges that (a) it has received a copy of the Credit Agreement and has reviewed and understands the same, (b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor and (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Grantors and the Secured Parties.

SECTION 7.16     Releases.

(a)    Subject to Section 11.9 of the Credit Agreement, at such time as the Secured Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable holders thereof, as the case may be, shall have been made and (3) Letters of Credit that have been Cash Collateralized or other arrangements with respect thereto have been made that are satisfactory to the Issuing Lender) shall have been paid in full in cash and the Commitments have been terminated, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall automatically terminate, and all rights to the Collateral shall revert to the Grantors.

(b)    Subject to Section 11.9 of the Credit Agreement, if any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Loan Documents, then the Administrative Agent, at the request and sole expense of such Grantor, shall, within a commercially reasonable period of time, execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral. In the event that all the Equity Interests of any Grantor that is a Subsidiary shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of the Borrower Representative and at the expense of the Grantors, such Grantor shall be released from its obligations hereunder and, at the reasonable request of the Borrower Representative and at the expense of the Grantors, the Administrative Agent shall, within a commercially reasonable period of time, execute and deliver to the Borrower Representative any releases or other documents reasonably necessary or desirable to evidence such release.

SECTION 7.17     Additional Grantors. Each Domestic Subsidiary that is required to become a party to this Agreement pursuant to Section 8.14 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Domestic Subsidiary of a Joinder Agreement.

SECTION 7.18     All Powers Coupled With Interest. All powers of attorney and other authorizations granted to the Secured Parties, the Administrative Agent and any Persons designated by the Administrative Agent or any other Secured Party pursuant to any provisions of this Agreement shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable holders thereof, as the case may be, shall have been made and (3) Letters of Credit that have been Cash Collateralized or other arrangements with respect thereto have been made that are satisfactory to the Issuing Lender) remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

SECTION 7.19     Secured Parties. Each Secured Party not a party to the Credit Agreement who obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Affiliates and Related Parties shall be entitled to all of the rights, benefits and immunities conferred under Article XI of the Credit Agreement.

SECTION 7.20     Acknowledgement Regarding Any Supported QFCs. The provisions contained in Section 12.24 of the Credit Agreement shall be applicable to this Agreement and each Joinder Agreement and are hereby incorporated by reference as if fully set forth herein.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

GRANTORS:

RUSH ENTERPRISES, INC.

By: /s/ Steven L. Keller

Name: Steven L. Keller

Title: Chief Financial Officer and Treasurer

RUSH TRUCK CENTERS OF ALABAMA, INC.

RUSH TRUCK CENTERS OF ARIZONA, INC.

RUSH TRUCK CENTERS OF CALIFORNIA, INC.

RUSH MEDIUM-DUTY TRUCK CENTERS OF CALIFORNIA, INC.

RUSH TRUCK CENTERS OF COLORADO, INC.

RUSH MEDIUM DUTY TRUCK CENTERS OF COLORADO, INC.

RUSH TRUCK CENTERS OF FLORIDA, INC.

RUSH TRUCK CENTERS OF GEORGIA, INC.

RUSH TRUCK CENTERS OF IDAHO, INC.

RUSH TRUCK CENTERS OF ILLINOIS, INC.

RUSH TRUCK CENTERS OF INDIANA, INC.

RUSH TRUCK CENTERS OF KANSAS, INC.

RUSH TRUCK CENTERS OF KENTUCKY, INC.

RUSH TRUCK CENTERS OF MISSOURI, INC.

RUSH TRUCK CENTERS OF NEBRASKA, INC.

RUSH TRUCK CENTERS OF NEVADA, INC.

RUSH TRUCK CENTERS OF NEW MEXICO, INC.

RUSH TRUCK CENTERS OF NORTH CAROLINA, INC.

RUSH TRUCK CENTERS OF OHIO, INC.

RUSH TRUCK CENTERS OF OKLAHOMA, INC.

RUSH TRUCK CENTERS OF PENNSYLVANIA, INC.

RUSH TRUCK CENTERS OF TENNESSEE, INC.

RUSH TRUCK CENTERS OF UTAH, INC.

RUSH TRUCK CENTERS OF VIRGINIA, INC.

RIG TOUGH, INC.

LOS CUERNOS, INC.

AIRUSH, INC.

RUSH TRUCK LEASING, INC.

RUSH ADMINISTRATIVE SERVICES, INC.

By: /s/ Steven L. Keller

Name: Steven L. Keller

Title: Assistant Secretary

Rush Enterprises
Collateral Agreement
Signature Page

RUSH TRUCK CENTERS OF TEXAS, L.P. By: Rushtex, Inc., a Delaware corporation By: /s/ Steven L. Keller Name: Steven L. Keller Title: Assistant Secretary

Rush Enterprises
Collateral Agreement
Signature Page

Acknowledged by the Administrative Agent as of the

day and year first written above:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By: /s/ Jason Chesser

Name:       Jason Chesser

Title:         Commercial Relationship Manager

Rush Enterprises
Collateral Agreement
Signature Page